UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2010

PACTIV CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-15157	36-2552989
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1900 West Field Court
Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 482-2000
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
The information regarding Pactiv Corporation (“Pactiv”) set forth below was first disclosed to investors on October 4, 2010 in connection with the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of August 16, 2010, by and among Pactiv, Rank Group Limited, Reynolds Group Holdings Limited (“Reynolds”) and Reynolds Acquisition Corporation.
Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Recent Developments — Pactiv
Although Pactiv’s financial statements for the quarter ended September 30, 2010 are not yet complete, certain preliminary estimated financial information and operating data underlying its results of operations are available. The following preliminary estimated financial information and operating data have been prepared by, and is the responsibility of, Pactiv’s management, and does not represent a comprehensive statement of the financial results for Pactiv for the quarter ended September 30, 2010. Ernst & Young LLP, Pactiv’s independent registered public accounting firm, has not audited, reviewed, complied, or performed any procedures with respect to the accompanying preliminary estimated financial information and operating data. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. The final financial results for the quarter ended September 30, 2010 may vary from Pactiv’s expectations and may be materially different from the preliminary estimated financial information and operating data provided below as the quarterly financial statement close process is not complete and additional developments and adjustments may arise between now and the time the financial results for this period are finalized. Accordingly, investors and stockholders should not place undue reliance on the following financial information and operating data.

	Three Months ended September 30,
	2009		2010
	(U.S. GAAP)
	(In $ millions)
Revenue	$839		$948-958
EBITDA	$194	(a)	$164-170	(a)
Pactiv believes that the projected increase in revenue for the three months ended September 30, 2010, compared with the three months ended September 30, 2009, is primarily due to the impact of the acquisition of PWP Holdings, Inc. and PWP Industries on April 1, 2010 by Pactiv (the “PWP acquisition”), volume growth in Consumer waste bags and several Foodservice product lines, as well as higher Foodservice selling prices.

Pactiv believes that the forecasted decline in EBITDA for the three months ended September 30, 2010, compared with the three months ended September 30, 2009, is primarily due to higher raw material costs, higher operational expenses of approximately $11 million related to the start-up of new production processes and equipment, as well as expenses of approximately $8 million related to the proposed merger with Reynolds Group Holdings Limited. Pactiv believes that these factors are partially offset by higher Foodservice prices, higher volume, the impact of the PWP acquisition, and the favorable effect of productivity and cost reduction programs.
EBITDA, a measure used by Pactiv’s management to measure operating performance, is defined as profit (loss) from continuing operations before income tax expenses, net financial expenses, depreciation of property, plant and equipment and amortization of intangible assets. EBITDA is not a measure of Pactiv’s financial condition, liquidity or profitability and should not be considered as a substitute for profit (loss) for the year, operating profit or any other performance measures derived in accordance with GAAP or as a substitute for cash flow from operating activities as a measure of Pactiv’s liquidity in accordance with GAAP. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as interest and principal payments on Pactiv’s indebtedness, depreciation and amortization expense, working capital needs, tax payments, and capital expenditures. Pactiv has been advised by Reynolds that it believes that providing EBITDA is appropriate in order to provide additional information to investors about Pactiv’s operating performance and to provide a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Pactiv has been advised by Reynolds that it additionally believes that issuers of high yield debt securities also present EBITDA because investors, analysts and rating agencies consider these measures useful in measuring the ability of those issuers to meet debt service obligations. Because not all companies calculate EBITDA identically, this presentation of Pactiv’s EBITDA may not be comparable to other similarly titled measures in other companies. The following table reconciles Pactiv’s EBITDA calculations presented above to Pactiv’s profit (loss) from continuing operations for the period presented:
(a)

	Three Months ended
	September 30,
	2009	2010
	(U.S. GAAP)
	(In $ millions)
Net income attributable to Pactiv	$94	$78-82
Discontinued operations, net of tax	(15)	(1)
Interest expense	23	25
Income tax expense	45	12-14	(b)
Depreciation and amortization	46	49
Non-controlling interest	1	1

EBITDA	194	$164-170

(b)	Includes a favorable non-cash tax adjustment of approximately $21 million related to the expiration of U.S. federal tax statute of limitations for 2006.
As of August 31, 2010, the quarter-to-date average number of diluted shares of Pactiv stock outstanding was 134,290,695.
Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements. A variety of factors may cause actual results to differ materially from these expectations, including, among others, with respect to the proposed merger transaction with Reynolds, failure to obtain stockholder approval, failure of financing, or failure to satisfy other closing conditions, and more generally, a slowdown in economic growth, changes in the competitive market, increased cost of raw materials and changes in the regulatory environment.
More detailed information about these and other factors is contained in Pactiv’s Annual Report on Form 10-K at page 23 filed with the Securities and Exchange Commission as revised and updated by Forms 10-Q and 8-K as filed with the Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2010	PACTIV CORPORATION

	By: Name:	/s/ Joseph E. Doyle Joseph E. Doyle
	Title:	Vice President and General Counsel